                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                     OUTSIDE DIRECTOR LIFE INSURANCE PROGRAM
                                     SUMMARY


The RBMG Outside Director Life Insurance program is designed to provide permanent life insurance protection to directors who are not employees of RBMG. Participants will also be paid a tax gross-up bonus each year to offset the income tax cost resulting from participation in the program, so there will be no cost to a participating director. The features of the program are reviewed in this summary.

- ELIGIBILITY. All directors who are not employees of RBMG are eligible to participate. Participation is voluntary.

- AMOUNT OF COVERAGE. The amount of coverage will generally be $350,000 of single life coverage on the director's life. However, married directors can opt for second-to-die coverage on the lives of the director and his or her spouse, with the death benefit payable at the death of the survivor. If second-to-die coverage is elected, the coverage amount will be the amount that can be supported with the same premium payments that would have been paid on the single life coverage on the director. The second-to-die coverage amount will generally be higher than the single life coverage amount if the spouse is about the same age as or younger than the director.

- VESTING. A director will vest in the coverage on a pro-rata basis between program inception and the year in which age plus years of board service (including service before the adoption of the program) equals 65.

- PAYMENT OF PREMIUMS. RBMG will pay an equal amount of premiums each year based on the number of vesting years for a director. For example, if a director will fully vest in 8 years, RBMG will pay an equal amount of premiums each year for 8 years, so that the policy will be fully funded when all premiums are paid. If a director terminates board service before all premiums are paid, no further premiums will be paid by RBMG.

- OWNERSHIP OF POLICY. Each participating director will own his or her policy. However, a director can elect to have the policy owned by another individual or a trust. Participants are encouraged to review this program with their estate planning attorneys or other advisors before enrolling, as it might be appropriate for a trust or other third party to own the policy from inception.

- TYPE OF POLICY. The policies issued under the program will be variable policies. With a variable policy, the policy cash values are invested among an available portfolio of stock, bond and balanced investment funds as elected by the policy owner.


JUNE 2000                              -1-

- POLICY FUNDING. The premium funding of the policies is designed so that the policy will have zero cash value at maturity (generally age 95 for single life policies and age 100 for second-to-die policies) based on an assumed gross annual cash value return (before expenses) of 10%. If a policy cash value reaches zero, the policy will lapse unless additional premiums are paid. The actual cash value performance will depend on the actual performance of the investment funds selected by the director (or other owner of the director's policy). RBMG's commitment is to pay the fixed premium amount for a specified number of years, regardless of actual policy cash value performance.

- TERMINATION OF BOARD SERVICE. RBMG will not pay premiums on a director's policy after he or she terminates board service. Therefore, if a director terminates service before all policy premiums have been paid, any further premium payments will be the responsibility of the director. In such a case, a director might choose to pay additional policy premiums to continue the full amount of coverage; the amount of premiums needed to maintain the full coverage amount will depend on actual policy cash value growth. Alternatively, a director might choose to reduce the policy coverage amount to a level that can be maintained by the premiums already paid.

- COST TO DIRECTORS. The program is designed to have no cost to the directors. The amount of premium paid by RBMG for a director in a year will be taxable income to the director for the year. However, in each year in which RBMG pays a premium for a director, RBMG will pay a tax gross-up bonus to the director to offset the director's income tax cost (including the cost of the income taxes on the tax gross-up bonus). If a director's policy is owned by a trust or other third party, the director could be deemed to be making a gift of the premium amount to such trust or third party each time a premium is paid by RBMG. If a director incurs any gift tax cost as a result of making such a gift, such cost will be the responsibility of the director and will not be reimbursed by RBMG.

- QUALIFYING FOR COVERAGE. You (and your spouse, if you elect second-to-die coverage) will need to provide medical history information to qualify, and might need to submit to a medical examination or tests to qualify. You will need to submit to any such requirements in order to be eligible for coverage. Coverage for a director will not be effective until all requirements are satisfied and the first policy premium is paid by RBMG.

- EFFECT OF HEALTH ISSUES. If a director cannot qualify for standard insurance rates due to health or medical history issues, RBMG can elect to provide a reduced coverage amount to the director. If health or medical history issues would cause a significant increase in premium cost, participation might be denied. Any such decisions related to coverage amount and participation will be made by the Chief Executive Officer of RBMG, in his sole discretion.


JUNE 2000                              -2-

         DISCRETION OF COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors of RBMG, upon recommendation of the Chief Executive Officer of RBMG, may change the terms of the program (i.e., coverage amount, vesting requirements, etc.) as to a director as the Compensation Committee deems appropriate. Any such decisions shall be in the sole discretion of the Compensation Committee.

- PROGRAM ADMINISTRATION AND POLICY SERVICE. RBMG has retained the Ayco Company L.P. to provide program services, including insurance brokerage and underwriting and ongoing policy servicing.

- ENROLLMENT IN PROGRAM. To enroll, a director should complete the Enrollment Form included with these materials, and return it to Ayco in the envelope provided. Then, Ayco will contact participants directly to complete the insurance underwriting process.

QUESTIONS ABOUT THE PROGRAM CAN BE DIRECTED TO GARY HIND OR PATRICK JOYNT AT AYCO, WHO CAN BE REACHED BETWEEN 9:00 AM AND 4:00 PM EASTERN TIME AT 800-342-2779.


JUNE 2000                              -3-

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                     OUTSIDE DIRECTOR LIFE INSURANCE PROGRAM

                                 ENROLLMENT FORM


Name:
                  --------------------------------------------------------------
Mailing Address:
                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------
Daytime Phone:
                  --------------------------------------------------------------

TYPE OF COVERAGE

I elect (select one):

[ ] Single life coverage on my life. My date of birth is ______________________.

[ ] Second-to-die coverage on the lives of my spouse and me. My date of birth is ______________________ And my spouse's date of birth is ________________.

OWNER OF POLICY

The owner of my policy will be (select one):

[ ] I will own my policy.
[ ] The owner of my policy will be the following individuals(s) (include full name, address, social security number and percentage interest for each owner):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[ ] The owner will be the following existing trust (include full name of trust, name and address of trustee(s), and trust tax identification number):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[ ] The owner of my policy will be a trust that has not yet been executed.


JUNE 2000                              -1-

BENEFICIARY

The beneficiary of my policy death benefit will be (include full name, relationship to you, and percentage interest for each designated beneficiary):

PRIMARY BENEFICIARY

[ ] Owner of policy
[ ] Other:
           ---------------------------------------------------------------------

--------------------------------------------------------------------------------

CONTINGENT BENEFICIARY (IF PRIMARY BENEFICIARY DOES NOT SURVIVE):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ACKNOWLEDGEMENT

I understand that I (and my spouse, if I have elected second-to-die coverage) will need to provide medical history information and might need to submit to a physical examination or medical tests in order to qualify for the insurance, and that the coverage will be denied if such requirements are not completed. Also, I understand that the coverage will not be effective until all requirements are satisfied, coverage is approved by the insurance company, and the first premium is paid by RBMG.



-----------------------------------------------       --------------------------
Signature                                             Date

             RETURN THIS COMPLETED FORM IN THE ENCLOSED ENVELOPE TO:


                             THE AYCO COMPANY, L.P.
                           MANAGEMENT BENEFIT SERVICES
                                      MS020
                                 P. O. BOX 8009
                           CLIFTON PARK, NY 12065-8009
                                  800-342-2779